EXHIBIT 16.00



January 10, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the disclosures contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations, Change in Independent Accountant" in Amendment No. 1 to the Registration Statement on Form S-1 (333-14495 and 333-14495-01) of Panda Funding Corporation and Panda Interfunding Corporation and are in agreement with the statements contained therein.

Yours very truly,


/s/ Price Waterhouse LLP
Price Waterhouse LLP